Amrize Delivers Strong Free Cash Flow in 2025; Shareholder Return Plan Proposed Performance Highlights and 2026 Guidance • Revenues up 0.9% to $11.8 billion on infrastructure demand and improving commercial market • Net income of $1.2 billion and Adjusted EBITDA of $3.0 billion • Strong Operating Cash Flow of $2.2 billion and Free Cash Flow of $1.5 billion • Building Materials Revenue growth continued in fourth quarter with strong margin expansion • Strong commercial repair and refurbishment trends in Building Envelope; softer residential demand • 2026 guidance: Revenues +4-6%, Adjusted EBITDA +8-11% Shareholder Return Plan • Share Repurchase Authorization of $1.0 billion1 • Special one-time dividend of $0.44 per share2,3 • Annual ordinary dividend of $0.44 per share2,4 to be paid in quarterly installments CHICAGO/ZUG, February 17, 2026 – Amrize (AMRZ) announced today its fourth quarter and full year 2025 financial results. Jan Jenisch, Chairman and CEO: "2025 was a milestone year for Amrize as we completed our spin-off, delivered for our customers and set the foundation for our long-term, profitable growth. I thank our 19,000 empowered teammates who are serving our customers across North America as the partner of choice for their most important building projects. We increased revenues to $11.8 billion and delivered $3.0 billion of Adjusted EBITDA driven by infrastructure demand and an improving commercial market. As we closed the year, we saw growing customer demand in cement and aggregates, as well as continued positive pricing. Our Building Envelope business was affected by the soft residential roofing market, while commercial repair and refurbishment remained resilient. We generated strong Free Cash Flow on the year and achieved a Net Leverage Ratio of 1.1x. Our strong cash conversion and balance sheet provide the flexibility and firepower to fuel our growth and return cash to our shareholders. We invested $788 million in CapEx in 2025, and plan to increase these investments to $900 million in 2026 to accelerate our growth. We are also ramping up our value-accretive M&A to expand our footprint in the most attractive markets, demonstrated recently with our agreement to acquire PB Materials, the leading aggregates business in high-growth West Texas. Delivering shareholder return, our Board has authorized a $1.0 billion share repurchase program, and proposes a special one time dividend as well as an annual ordinary dividend. We are delivering on our commitment to invest for growth and create value for all stakeholders. We are well positioned in our $200 billion addressable market and have set our 2026 guidance reflecting accelerating customer demand and profitable growth." Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com +1 773-676-4981 1 +1 773-355-4404 1 Amrize Board of Directors approved a share repurchase authorization for up to $1.0 billion, with a 12-month expiration, pending approval of the 2025 financial statements at the Annual General Meeting. 2 Dividends will be paid out of legal capital reserves from tax capital contributions and are not subject to Swiss withholding tax. 3 Amrize Board of Directors proposes a special one-time dividend of $0.44 per share, to be paid following shareholder approval at the Annual General Meeting. 4 Amrize Board of Directors proposes an annual ordinary dividend of $0.44 per share, to be paid in up to four quarterly installments at the discretion of the Board, following shareholder approval at the Annual General Meeting.

Shareholder Return Plan The Board of Directors has approved a $1.0 billion share repurchase program, pending approval of the 2025 financial statements at the AGM, with a 12-month expiration. The Board of Directors also proposes a special, one-time dividend of $0.44 per share, payable following approval by shareholders at the AGM, as well as a $0.44 ordinary annual dividend per share, payable in quarterly installments, at the discretion of the Board. Dividends will be paid out of capital contribution reserves and are not subject to Swiss withholding tax. Full Year 2026 Financial Guidance5 Amrize has established an efficient capital structure and operating model. 2025 Corporate costs were $210 million versus guidance of $300 to $320 million6. Net interest expense was $413 million versus $512 million in 2024 and the effective tax rate was 21.8% versus guidance of 22% to 24%. Cash and cash equivalents as of December 31, 2025 were $1,922 million and Net Debt7 was $3,347 million. The Net Leverage Ratio8 as of December 31, 2025 was 1.1x, compared to 1.7x as of September 30, 2025. This positions the company to continue generating growth and returns. Amrize has set 2026 guidance reflecting accelerating customer demand and profitable growth. In Building Materials, volumes and pricing are expected to be growth contributors with low single-digit percentage growth in cement pricing and mid-single-digit percentage growth in aggregates pricing. In Building Envelope, Amrize expects low-single digit growth in commercial roofing volumes and flat volumes in residential roofing with improvement in the second half of the year. Based on these drivers, Amrize is providing the following financial guidance for full year 2026: Revenues $12.29 billion to $12.52 billion +4% to +6% Adjusted EBITDA $3.25 billion to $3.34 billion + 8% to +11% The Company's 2026 financial guidance includes the following underlying assumptions: Capital Expenditures $900 million Interest Expense, Net $340 million Effective Tax Rate 21% - 23% Corporate Costs $200 million ASPIRE Program Update Amrize launched its ASPIRE program in 2025 to accelerate synergies and profitable growth. Leveraging its scale across 1,000 sites and two business segments, the company is optimizing third party spending and driving efficiencies in its operational footprint and logistics network. Amrize realized initial savings in the fourth quarter and the company is now targeting 70 basis points of margin expansion through ASPIRE in 2026 and is on track to achieve more than $250 million in synergies through 2028. Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com +1 773-676-4981 2 +1 773-355-4404 5 Amrize (Company) provides forward-looking guidance regarding Adjusted EBITDA. The Company cannot, without unreasonable effort, forecast certain adjusted items excluded from comparable U.S. GAAP financial measures. These items include Acquisition and integration-related costs, Litigation- related costs, Loss on impairments, Restructuring and other costs, Spin-off and separation-related costs, Other non-operating (expense) income, net, and Income from equity method investments., that are difficult to predict in advance to include in a U.S. GAAP estimate. For the same reasons, the Company is unable to address the probable significance of the items. 6 FY 2025 corporate costs compared to the quarterly run rate of $75-$80 million corporate cost provided during Q2 2025. 7 Net Debt represents a non-GAAP measure, which is defined on page 7 and reconciled on pages 13-15. 8 Net Leverage Ratio represents a non-GAAP measure, which is defined on page 7 and reconciled on pages 13-15.

Media Release
Ad hoc announcement pursuant to Art. 53 LR

Amrize Consolidated Results (Unaudited)

	For the three months ended December 31,			For the years ended December 31,		
$ in millions, except per share data	2025	2024	% Change	2025	2024	% Change
Revenues	$ 2,839	$ 2,849	(0.4%)	$ 11,815	$ 11,704	0.9%
Net income	$ 298	$ 292	+2.1%	$ 1,182	$ 1,273	(7.1%)
Net income margin	10.5%	10.2%	+30bps	10.0%	10.9%	(90bps)
Adjusted EBITDA[9]	$ 779	$ 791	(1.5%)	$ 3,007	$ 3,181	(5.5%)
Adjusted EBITDA Margin[10]	27.4%	27.8%	(40bps)	25.5%	27.2%	(170bps)
Diluted Earnings per Share (EPS)	$ 0.54	$ 0.53	+1.9%	$ 2.14	$ 2.30	(7.0%)
Adjusted Diluted EPS[11]	$ 0.62	$ 0.57	+8.8%	$ 2.40	$ 2.44	(1.6%)

Revenues were $2,839 million in the fourth quarter of 2025 compared to $2,849 million in 2024. Revenues were 0.4% lower in the quarter, reflecting continued infrastructure spend, an improving commercial market and the soft residential roofing market.

Adjusted EBITDA was $779 million for the fourth quarter of 2025 compared with $791 million in 2024. Adjusted EBITDA was driven by higher volumes and continued aggregates pricing growth in the Building Materials segment, offset by lower residential roofing volumes in the Building Envelope segment.

Net income was $298 million for the fourth quarter of 2025, or $0.54 Diluted EPS, compared with Net income of $292 million, or $0.53 Diluted EPS, in 2024. Net income was $1,182 million for the full year 2025, or $2.14 Diluted EPS, compared with Net income of $1,273 million, or $2.30 Diluted EPS, in 2024.

Adjusted Diluted EPS for the fourth quarter of 2025 was $0.62 compared to $0.57 in 2024. Adjusted Diluted EPS for the full year 2025 was $2.40 compared to $2.44 in 2024.

[9] Adjusted EBITDA represents a Non-GAAP measure, which is defined on page 7 and reconciled on pages 13-15.
[10] Adjusted EBITDA Margin represents a Non-GAAP measure, which is defined on page 7 and reconciled on pages 13-15.
[11] Adjusted Diluted EPS represents a Non-GAAP measure, which is defined on page 7 and reconciled on pages 13-15.

Media Relations: media@amrize.com
+1 773-676-4981
3
Investor Relations: investors@amrize.com
+1 773-355-4404

Media Release
Ad hoc announcement pursuant to Art. 53 LR

Amrize Building Materials Results (Unaudited)

$ in millions	For the three months ended December 31, 2025	2024	% Change	For the years ended December 31, 2025	2024	% Change
Revenues	$ 2,161	$ 2,080	3.9%	$ 8,514	$ 8,329	2.2%
Segment Adjusted EBITDA[12]	$ 705	$ 666	5.9%	$ 2,485	$ 2,552	(2.6%)
Segment Adjusted EBITDA Margin[13]	32.6%	32.0%	60bps	29.2%	30.6%	(140bps)

Volumes

in millions	For the three months ended December 31, 2025	2024	% Change	For the years ended December 31, 2025	2024	% Change
Cement - tons sold[14]	5.7	5.5	3.6%	22.4	22.6	(0.9%)
Aggregates - tons sold[15]	30.9	30.0	3.0%	118.9	119.8	(0.8%)

Average Selling Price

For the three months ended December 31,

$ per ton	2025	2024	% Change	Constant Currency[16]	% Change Constant Currency
Cement - price per ton[9]	$167.52	$167.80	(0.2%)	$166.51	(0.8%)
Aggregates - price per ton[10]	$13.79	$13.27	3.9%	$13.77	3.8%

For the years ended December 31,

$ per ton	2025	2024	% Change	Constant Currency	% Change Constant Currency
Cement - price per ton	$170.05	$170.21	(0.1%)	$170.65	0.3%
Aggregates - price per ton	$14.06	$13.35	5.3%	$14.16	6.1%

Building Materials Revenues were $2,161 million in the fourth quarter of 2025 compared to $2,080 million in 2024. Revenue growth of 3.9% in the fourth quarter of 2025 was driven by higher volumes and continued aggregates pricing growth. Cement volumes were up 3.6% with pricing down 0.8% coupled with increased aggregates volumes of 3.0% with freight-adjusted pricing up 3.8%.

Fourth quarter 2025 Segment Adjusted EBITDA for the Building Materials segment was $705 million, compared to $666 million in 2024. The increase was mainly attributable to volume growth, aggregates pricing, production efficiency and ASPIRE savings.

The company is executing on its strategy of investing for growth through CapEx and M&A in the most attractive markets. In the fourth quarter, Building Materials completed a 660,000 ton capacity expansion at its Ste. Genevieve cement plant, North America's largest and market leading plant. In January, Amrize announced an agreement to acquire PB Materials, expanding its aggregates business into high-growth West Texas. The company expects the acquisition to close in the first quarter.

[12] Segment Adjusted EBITDA represents a Non-GAAP measure, which is defined on page 7 and reconciled on pages 13-15.
[13] Segment Adjusted EBITDA Margin represents a Non-GAAP measure, which is defined on page 7 and reconciled on pages 13-15.
[14] Cement volume and pricing figures presented above exclude trading.
[15] Aggregates pricing figures presented above are freight adjusted, excluding freight revenues.
[16] Constant Currency reflects price adjusted to prior period foreign exchange rates.

Media Relations: media@amrize.com
+1 773-676-4981
4
Investor Relations: investors@amrize.com
+1 773-355-4404

Media Release
Ad hoc announcement pursuant to Art. 53 LR

Amrize Building Envelope Results (Unaudited)

	For the three months ended December 31,			For the years ended December 31,		
$ in millions	2025	2024	% Change	2025	2024	% Change
Revenues	$ 678	$ 769	(11.8%)	$ 3,301	$ 3,375	(2.2%)
Segment Adjusted EBITDA	$ 130	$ 170	(23.5%)	$ 732	$ 770	(4.9%)
Segment Adjusted EBITDA Margin	19.2%	22.1%	(290bps)	22.2%	22.8%	(60bps)

Building Envelope Revenues were $678 million for the fourth quarter of 2025, compared to $769 million in 2024. This decrease was primarily due to softer residential roofing demand, partially offset by strong commercial repair and refurbishment revenues.

Fourth quarter 2025 Segment Adjusted EBITDA for the Building Envelope segment was $130 million, compared to $170 million in 2024. Lower Adjusted EBITDA was mainly due to lower residential roofing volumes and an $8 million increase in warranty provisions, which was partially offset by an improvement in commercial roofing margin on resilient repair and refurbishment demand.

The company is on track to commission a new state-of-the-art Malarkey shingle factory in Franklin, Indiana by the end of 2026 to increase production and expand market share in the attractive Midwest and Eastern markets.

Media Relations: media@amrize.com
+1 773-676-4981

5

Investor Relations: investors@amrize.com
+1 773-355-4404

Amrize Cash Flow and Debt For the year ended December 31, 2025, cash provided by operating activities was $2,208 million as compared to $2,282 million for the year ended December 31, 2024. Free Cash Flow17 was $1,463 million for the year ended December 31, 2025 compared to $1,733 million for the year ended December 31, 2024, a decrease of $270 million. The decrease in cash provided by operating activities of $74 million was primarily driven by lower net income of $91 million and changes to net working capital. Gross Debt as of December 31, 2025 was $5,269 million. Cash and cash equivalents were $1,922 million, resulting in a decrease in Net Debt18 to $3,347 million. The Net Leverage Ratio19 as of December 31, 2025 was 1.1x, compared to 1.7x as of September 30, 2025. About Amrize Amrize (NYSE: AMRZ) is building North America, as the partner of choice for professional builders with advanced branded solutions from foundation to rooftop. With over 1,000 sites and a highly efficient distribution network, we deliver for our customers in every U.S. state and Canadian province. Our 19,000 teammates uniquely serve every construction market from infrastructure, commercial and residential to new build, repair and refurbishment. Amrize achieved $11.8 billion in revenues in 2025 and is listed on the New York Stock Exchange and the SIX Swiss Exchange. Learn more at www.amrize.com. Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com +1 773-676-4981 6 +1 773-355-4404 17Free Cash Flow represents a non-GAAP measure, which is defined on page 7 and reconciled on pages 13-15. 18 Net Debt represents a non-GAAP measure, which is defined on page 7 and reconciled on pages 13-15. 19 Net Leverage Ratio represents a non-GAAP measure, which is defined on page 7 and reconciled on pages 13-15.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS Certain statements in this presentation may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act, such as statements regarding expected cost savings, future financial targets, business strategies, management’s views with respect to future events and financial performance, and the assumptions underlying such expected cost savings, targets, strategies, and statements. Forward-looking statements include those preceded by, followed by or that include the words such as “may,” “will,” “could,” “should,” “might,” “projects,” “expects,” “believes,” “anticipates,” “intends,” “plans,” “continue,” “estimate,” or “pursue,” or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the effect of political, economic and market conditions and geopolitical events; the level of demand in the construction industry; the cyclicality of the industries and businesses in which our customers operate; changes in the cost and/or availability of raw materials required to run our business; energy and fuel costs; adverse weather conditions and natural disasters; the logistical and other challenges inherent in our operations; the actions and initiatives of current and potential competitors; the level and volatility of, interest rates and other market indices; the ability of Amrize to realize the expected significant synergies for our acquisitions; the ability of Amrize to achieve margin expansion goals; the ability of Amrize to maintain satisfactory credit ratings; the outcome of pending litigation or future litigation; the impact of current, pending and future legislation and regulation; factors related to the failure of Amrize to achieve some or all of the expected strategic benefits or opportunities expected from the separation from Holcim Ltd (“Holcim”); material costs and expenses as a result of the separation from Holcim; our limited history operating as an independent, publicly traded company; our obligation to indemnify Holcim pursuant to the agreements entered into connection with the separation and the risk Holcim may not fulfill any obligations to indemnify Amrize under such agreements; that under applicable tax law, Amrize may be liable for certain tax liabilities of Holcim following the separation if Holcim were to fail to pay such taxes; the fact that Amrize may receive worse commercial terms from third-parties for services it used to receive from Holcim prior to the separation; the fact that certain of Amrize's executive officers and directors may have actual or potential conflicts of interest because of their previous positions at Holcim; and potential difficulties in maintaining relationships with key personnel; and other factors which can be found in Amrize’s media releases and Amrize’s filings with the SEC. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control, dependent on the actions of third parties, or currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our historical experience and our expectations and projections. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. You are advised, however, to review any further disclosures we make on related subjects in our filings with the Securities and Exchange Commission and in our other public statements. FINANCIAL MEASURES AND DEFINITIONS Adjusted EBITDA is defined as Segment Adjusted EBITDA including unallocated corporate costs. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenues. Adjusted Diluted EPS is defined as Diluted Earnings per share attributable to the Company, excluding the impact of Acquisition and integration-related costs, Litigation-related costs, Loss on impairments, Restructuring and other costs, Spin-off and separation- related costs. Capital Expenditures, Net includes purchases of property, plant and equipment, proceeds from property and casualty insurance income, proceeds from land expropriation and proceeds from disposals of long-lived assets. EBITDA is defined as Net income, excluding Depreciation, depletion, accretion and amortization, Interest expense, net and Income tax expense. EBITDA Margin is defined as EBITDA divided by Revenues. Free Cash Flow is defined as Net cash provided by operating activities less Capital Expenditures, Net. Net Debt is defined as the sum of Short-term borrowings, Long-term debt and Current portion of long-term debt minus Cash and cash equivalents. Net Leverage Ratio is defined as Net Debt divided by trailing 12 months Adjusted EBITDA. Net Working Capital is defined as the change in accounts receivables, inventory, and accounts payable. Segment Adjusted EBITDA is defined as Net income, and excludes the impact of Depreciation, depletion, accretion and amortization, Interest expense, net, Income tax expense, Acquisition and integration-related costs, Litigation-related costs, Loss on impairments, Restructuring and other costs, Spin-off and separation-related costs, Other non-operating (expense) income, net, Income from equity method investments, and unallocated corporate costs. Segment Adjusted EBITDA Margin is defined as Segment Adjusted EBITDA divided by Revenues. This media release contains certain financial measures of historical performance and financial positions that are not prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). Non-GAAP financial measures are reconciled to the most comparable U.S. GAAP measures in the schedules attached hereto. Adjusted financial measures are Non-GAAP measures and exclude adjusting items as described and reconciled to comparable U.S. GAAP financial measures in the Reconciliation of U.S. GAAP to Non-GAAP Financial Measures contained in this Media Release. We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the Company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these Non-GAAP financial measures in making financial, operating and planning decisions and evaluating Amrize’s and each business segment’s ongoing performance. Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com +1 773-676-4981 7 +1 773-355-4404

Our Non-GAAP financial measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these Non-GAAP financial measures. Because Non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ Non-GAAP financial measures having the same or similar names. As required by SEC rules, the tables on pages 13-15 below present a reconciliation of our presented Non-GAAP financial measures to the most directly comparable U.S. GAAP measures. Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com +1 773-676-4981 8 +1 773-355-4404

Media Release
Ad hoc announcement pursuant to Art. 53 LR

Amrize Ltd

U.S. GAAP and Adjusted Measures Fourth Quarter 2025 (Unaudited)

($ in millions)

	For the three months ended December 31,			For the years ended December 31,		
	2025	2024	% Change	2025	2024	% Change
Revenues:						
Building Materials	$ 2,161	$ 2,080	3.9%	$ 8,514	$ 8,329	2.2%
Building Envelope	678	769	(11.8%)	3,301	3,375	(2.2%)
Total Revenues	$ 2,839	$ 2,849	(0.4%)	$ 11,815	$ 11,704	0.9%
Segment Adjusted EBITDA:						
Building Materials	$ 705	$ 666	5.9%	$ 2,485	$ 2,552	(2.6%)
Building Envelope	130	170	(23.5%)	732	770	(4.9%)
Total Segment Adjusted EBITDA	835	836	(0.1%)	3,217	3,322	(3.2%)
Reconciling items *	(52)	(71)	(26.8%)	(172)	(139)	23.7%
Depreciation, depletion, accretion and amortization	(244)	(225)	8.4%	(914)	(889)	2.8%
Unallocated corporate costs	(56)	(45)	24.4%	(210)	(141)	48.9%
Interest income	7	13	(46.2%)	48	35	37.1%
Interest expense	(92)	(141)	(34.8%)	(461)	(547)	(15.7%)
Income tax expense	(100)	(75)	33.3%	(326)	(368)	(11.4%)
Net income	$ 298	$ 292	2.1%	$ 1,182	$ 1,273	(7.1%)

* The reconciling items are made up of Acquisition and integration-related costs, Litigation-related costs, Loss on impairments, Restructuring and other costs, Spin-off and separation-related costs, Other non-operating (expense) income, net, and Income from equity method investments.

Media Relations: media@amrize.com
+1 773-676-4981

9

Investor Relations: investors@amrize.com
+1 773-355-4404

Amrize Ltd Unaudited Condensed Consolidated Statement of Operations ($ in millions, except per share data) For the three months ended December 31, For the years ended December 31, 2025 2024 2025 2024 Revenues $ 2,839 $ 2,849 $ 11,815 $ 11,704 Cost of revenues (2,079) (2,072) (8,781) (8,634) Gross profit 760 777 3,034 3,070 Selling, general and administrative expenses (278) (262) (1,128) (944) Gain on disposal of long-lived assets 6 22 15 71 Loss on impairments (13) — (15) (2) Operating income 475 537 1,906 2,195 Interest expense, net (85) (128) (413) (512) Other non-operating income (expense), net 2 (48) 4 (55) Income before income tax expense and income from equity method investments 392 361 1,497 1,628 Income tax expense (100) (75) (326) (368) Income from equity method investments 6 6 11 13 Net income 298 292 1,182 1,273 Net (income) loss attributable to noncontrolling interests — (1) 3 1 Net income attributable to the Company $ 298 $ 291 $ 1,185 $ 1,274 Earnings per share attributable to the Company: Basic $ 0.54 $ 0.53 $ 2.14 $ 2.30 Diluted $ 0.54 $ 0.53 $ 2.14 $ 2.30 Weighted-average number of shares outstanding: Basic 553.1 553.1 553.1 553.1 Diluted 554.3 553.1 553.6 553.1 Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com +1 773-676-4981 10 +1 773-355-4404

Amrize Ltd Unaudited Condensed Consolidated Balance Sheets ($ in millions) As of As of December 31, 2025 December 31, 2024 Assets Current assets: Cash and cash equivalents $ 1,922 $ 1,585 Accounts receivable, net 1,120 1,011 Due from related-party — 58 Inventories 1,551 1,452 Related-party notes receivable — 532 Prepaid expenses and other current assets 88 143 Total current assets 4,681 4,781 Property, plant and equipment, net 7,935 7,534 Goodwill 9,020 8,917 Intangible assets, net 1,728 1,832 Operating lease right-of-use assets, net 608 547 Other noncurrent assets 277 194 Total Assets $ 24,249 $ 23,805 Liabilities and Equity Current Liabilities: Accounts payable $ 1,538 $ 1,285 Due to related-party — 89 Current portion of long-term debt 333 5 Current portion of related-party notes payable — 129 Operating lease liabilities 136 149 Other current liabilities 850 893 Total current liabilities 2,857 2,550 Long-term debt 4,936 980 Related-party notes payable — 7,518 Deferred income tax liabilities 1,048 936 Noncurrent operating lease liabilities 500 386 Other noncurrent liabilities 1,654 1,521 Total Liabilities 10,995 13,891 Total Equity 13,254 9,914 Total Liabilities and Equity $ 24,249 $ 23,805 Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com +1 773-676-4981 11 +1 773-355-4404

Amrize Ltd Unaudited Condensed Consolidated Statements of Cash Flow ($ in millions) For the years ended December 31, 2025 2024 Cash Flows from Operating Activities: Net income $ 1,182 $ 1,273 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation, depletion, accretion and amortization 914 889 Loss on impairments 15 2 Share-based compensation 14 6 Gain on disposal of long-lived assets (15) (40) Gain on land expropriation — (31) Deferred tax expense (benefit) 78 (35) Net periodic benefit cost 12 71 Other items, net 134 109 Changes in operating assets and liabilities, net of effects of acquisitions: Accounts receivable, net (43) 211 Due from related party 49 (22) Inventories (61) (146) Accounts payable 190 28 Due to related party (82) (7) Other assets 45 (19) Other liabilities (199) 48 Defined benefit pension plans and other postretirement benefit plans (25) (55) Net cash provided by operating activities 2,208 2,282 Cash Flows from Investing Activities: Purchases of property, plant and equipment (788) (642) Acquisitions, net of cash acquired (86) (249) Proceeds from disposals of long-lived assets 21 61 Proceeds from land expropriation 20 32 Proceeds from property and casualty insurance 2 — Net decrease (increase) in short-term related-party notes receivable from cash pooling program 522 (383) Other investing activities, net (52) (27) Net cash used in investing activities (361) (1,208) Cash Flows from Financing Activities: Transfers to Holcim, net (91) (304) Proceeds from issuance of long-term debt, net of discount 3,395 — Payments of debt issuance costs (24) — Net repayments of short-term related-party debt (129) (101) Proceeds from debt-for-debt exchange with Holcim 922 — Proceeds from issuances of long-term related-party debt 22 230 Repayments of long-term related-party debt (5,541) (272) Payments of finance lease obligations (106) (82) Other financing activities, net (3) (8) Net cash used in financing activities (1,555) (537) Effect of exchange rate changes on cash and cash equivalents 45 (59) Increase in cash and cash equivalents 337 478 Cash and cash equivalents at the beginning of year 1,585 1,107 Cash and cash equivalents at the end of year $ 1,922 $ 1,585 Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com +1 773-676-4981 12 +1 773-355-4404

Amrize Ltd

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA Margin (Unaudited)

($ in millions, except percentage data)

	For the three months ended December 31,		For the years ended December 31,	
	2025	2024	2025	2024
Net income	$ 298	$ 292	$ 1,182	$ 1,273
Depreciation, depletion, accretion and amortization	244	225	914	889
Interest expense, net	85	128	413	512
Income tax expense	100	75	326	368
EBITDA	**727**	**720**	**2,835**	**3,042**
Acquisition and integration-related costs[1]	31	13	64	46
Litigation-related costs[2]	2	6	46	9
Loss on impairments[3]	13	—	15	2
Restructuring and other costs[4]	6	5	19	16
Spin-off and separation-related costs[5]	8	5	43	24
Other non-operating (income) expense, net[6]	(2)	48	(4)	55
Income from equity method investments	(6)	(6)	(11)	(13)
Adjusted EBITDA	**779**	**791**	**3,007**	**3,181**
Unallocated corporate costs	56	45	210	141
Total Segment Adjusted EBITDA	**$ 835**	**$ 836**	**$ 3,217**	**$ 3,322**
Building Materials	$ 705	$ 666	$ 2,485	$ 2,552
Building Envelope	$ 130	$ 170	$ 732	$ 770
Net income margin	10.5%	10.2%	10.0%	10.9%
EBITDA Margin	25.6%	25.3%	24.0%	26.0%
Adjusted EBITDA Margin	27.4%	27.8%	25.5%	27.2%
Building Materials	32.6%	32.0%	29.2%	30.6%
Building Envelope	19.2%	22.1%	22.2%	22.8%

(1) Acquisition and integration-related costs are those incurred for business combinations, including advisory, legal, valuation, and other professional fees. Certain warranty charges related to a pre-acquisition manufacturing issue are also included.

(2) Litigation-related costs include certain litigation settlements, environmental remediation, and legal-related consulting and professional fees that are not representative of expenses arising in the ordinary course of business.

(3) Loss on impairments consist of one-time charges on the Company's investments and property, plant and equipment.

(4) Restructuring and other costs primarily include charges associated with non-core sites.

(5) Spin-off and separation-related costs notably include rebranding costs.

(6) Other non-operating (income) expense, net primarily consists of costs related to pension and other postretirement benefit plans and gains on proceeds from property and casualty insurance.

Media Relations: media@amrize.com
+1 773-676-4981

13

Investor Relations: investors@amrize.com
+1 773-355-4404

Amrize Ltd Reconciliation of Non-GAAP Financial Measures (Unaudited) Net Debt Adjusted EBITDA Net Leverage Ratio ($ in millions, except ratio) As of December 31, 2025 Short-term borrowings $ — Current portion of long-term debt 333 Long-term debt 4,936 Gross Debt 5,269 Less: Cash and cash equivalents 1,922 Net Debt $ 3,347 For the year ended (trailing twelve months ended) December 31, 2025 Net income $ 1,182 Depreciation, depletion, accretion and amortization 914 Interest expense, net 413 Income tax expense 326 EBITDA 2,835 Acquisition and integration-related costs(1) 64 Litigation-related costs(2) 46 Loss on impairments(3) 15 Restructuring and other costs(4) 19 Spin-off and separation-related costs(5) 43 Other non-operating income(6) (4) Income from equity method investments (11) Adjusted EBITDA $ 3,007 (1) Acquisition and integration-related costs are those incurred for business combinations, including advisory, legal, valuation, and other professional fees. Certain warranty charges related to a pre-acquisition manufacturing issue are also included. (2) Litigation-related costs include certain litigation settlements, environmental remediation, and legal-related consulting and professional fees that are not representative of expenses arising in the ordinary course of business. (3) Loss on impairments consist of one-time charges on the Company’s investments and property, plant and equipment. (4) Restructuring and other costs primarily include charges associated with non-core sites. (5) Spin-off and separation-related costs notably include rebranding costs. (6) Other non-operating income, net primarily consists of costs related to pension and other postretirement benefit plans and gains on proceeds from property and casualty insurance. As of December 31, 2025 Net leverage ratio 1.1x Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com +1 773-676-4981 14 +1 773-355-4404

Media Release
Ad hoc announcement pursuant to Art. 53 LR

Amrize Ltd

Reconciliation of Non-GAAP Financial Measures (Unaudited)

Free Cash Flow

Adjusted Diluted EPS

($ in millions, except ratios and per share amounts)

	For the three months ended December 31,		For the years ended December 31,	
	2025	2024	2025	2024
Net cash provided by operating activities	$ 1,804	$ 1,727	$ 2,208	$ 2,282
Capital expenditures, net[1]	(148)	(56)	(745)	(549)
Free Cash Flow	$ 1,656	$ 1,671	$ 1,463	$ 1,733

(1) Capital expenditures, net includes purchases of property, plant and equipment, proceeds from property and casualty insurance income, proceeds from land expropriation and proceeds from disposals of long-lived assets.

	For the three months ended December 31,		For the years ended December 31,	
	2025	2024	2025	2024
Diluted EPS	$ 0.54	$ 0.53	$ 2.14	$ 2.30
Acquisition and integration-related costs[1]	0.04	0.02	0.09	0.06
Litigation-related costs[2]	—	0.01	0.06	0.02
Loss on impairments[3]	0.02	—	0.02	—
Restructuring and other costs[4]	0.01	—	0.03	0.02
Spin-off and separation-related costs[5]	0.01	0.01	0.06	0.04
Adjusted Diluted EPS	$ 0.62	$ 0.57	$ 2.40	$ 2.44

(1) Acquisition and integration-related costs are those incurred for business combinations, including advisory, legal, valuation, and other professional fees. Certain warranty charges related to a pre-acquisition manufacturing issue are also included.

(2) Litigation-related costs include certain litigation settlements, environmental remediation, and legal-related consulting and professional fees that are not representative of expenses arising in the ordinary course of business.

(3) Loss on impairments consist of one-time charges on the Company's investments and property, plant and equipment.

(4) Restructuring and other costs primarily include charges associated with non-core sites.

(5) Spin-off and separation-related costs notably include rebranding costs.

For the U.S. GAAP to Adjusted Diluted EPS reconciliation, adjusted items are shown net of tax in aggregate of $14 million and $7 million for the three months ended December 31, 2025 and 2024, respectively, and in aggregate of $44 million and $23 million for the years ended December 31, 2025 and 2024, respectively, based on applying the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis. For purposes of reconciling adjusted diluted earnings per share with respect to taxes period-over-period, the Company utilizes a "rate approach" to highlight the impact of the adjusted tax rate. It is computed by multiplying the prior period adjusted rate by the current period adjusted income before taxes to determine the expected tax expense. Such expected tax expense is then compared to actual tax expense. Expected tax in excess of actual tax variance is favorable; actual tax in excess of expected tax variance is unfavorable. The variance divided by diluted shares outstanding at the end of the period yields the impact on earnings per share. Management believes the use of this measure best aids in explaining the impact of a changing tax rate.

Media Relations: media@amrize.com
+1 773-676-4981

15

Investor Relations: investors@amrize.com
+1 773-355-4404